SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2018

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 30, 2018, Poage Bankshares, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The final vote results as to each matter submitted to a vote of stockholders are as follows:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of July 11, 2018, by and between City Holding Company and the Company, and the merger contemplated thereby (the “Merger”):

For	Against	Abstain	Broker Non-Votes
2,493,162	4,878	3,368	0

2.	A proposal to approve, on an advisory basis, specified compensation that may be payable to the Company’s named executive officers in the Merger:

For	Against	Abstain	Broker Non-Votes
2,205,072	252,495	43,841	0

3.	A proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger proposal:

For	Against	Abstain	Broker Non-Votes
2,471,025	27,015	3,368	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POAGE BANKSHARES, INC.

Date: October 30, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer